**Secretary of State**
**Statement of Information**
(Limited Liability Company)

**LLC-12**

21-A18230

# FILED

In the office of the Secretary of State of the State of California

JAN 11, 2021

**This Space For Office Use Only**

**IMPORTANT—** Read instructions before completing this form.

**Filing Fee– $20.00**

**Copy Fees** – First page $1.00; each attachment page $0.50; Certification Fee - $5.00 plus copy fees

**1. Limited Liability Company Name** (Enter the exact name of the LLC. If you registered in California using an alternate name, see instructions.)

REBORN COFFEE FRANCHISE LLC

| 2. 12-Digit Secretary of State File Number | 3. State, Foreign Country or Place of Organization (only if formed outside of California) |
|---|---|
| 202035610796 | CALIFORNIA |

**4. Business Addresses**

| | City (no abbreviations) | State | Zip Code |
|---|---|---|---|
| a. Street Address of Principal Office - Do not list a P.O. Box<br>580 North Berry Street | Brea | CA | 92821 |
| b. Mailing Address of LLC, if different than item 4a<br>580 North Berry Street | Brea | CA | 92821 |
| c. Street Address of California Office, if Item 4a is not in California -Do not list a P.O. Box<br>580 North Berry Street | Brea | CA | 92821 |

**5. Manager(s) or Member(s)** If no **managers** have been appointed or elected, provide the name and address of each **member**. At least one name **and** address must be listed. If the manager/member is an individual, complete Items 5a and 5c (leave Item 5b blank). If the manager/member is an entity, complete Items 5b and 5c (leave Item 5a blank). Note: The LLC cannot serve as its own manager or member. If the LLC has additional managers/members, enter the name(s) and addresses on Form LLC-12A (see instructions).

| a. First Name, if an individual - Do not complete Item 5b | Middle Name | Last Name | Suffix |
|---|---|---|---|
| Jay | | Kim | |

b. Entity Name-Do not complete Item 5a

| c. Address | City (no abbreviations) | State | Zip Code |
|---|---|---|---|
| 580 North Berry Street | Brea | CA | 92821 |

**6. Service of Process** (Must provide either Individual OR Corporation.)

**INDIVIDUAL** – Complete Items 6a and 6b only. Must include agent's full name and California street address.

| a. California Agent's First Name (if agent is not a corporation) | Middle Name | Last Name | Suffix |
|---|---|---|---|
| | | | |

| b. Street Address (if agent is not a corporation) - Do not enter a P.O. Box | City (no abbreviations) | State | Zip Code |
|---|---|---|---|
| | | CA | |

**CORPORATION** – Complete Item 6c only. Only include the name of the registered agent Corporation.

c. California Registered Corporate Agent's Name (if agent is a corporation) – Do not complete Item 6a or 6b

REGISTERED AGENTS INC (C3365816)

**7. Type of Business**

a. Describe the type of business or services of the Limited Liability Company

Any lawful purpose

**8. Chief Executive Officer, if elected or appointed**

| a. First Name | Middle Name | Last Name | Suffix |
|---|---|---|---|
| | | | |

| b. Address | City (no abbreviations) | State | Zip Code |
|---|---|---|---|
| | | | |

**9. The Information contained herein, including any attachments, is true and correct.**

| Date | Type or Print Name of Person Completing the Form | Title | Signature |
|---|---|---|---|
| 01/11/2021 | Daniel Xuan Nguyen | Attorney | |

**Return Address (Optional)** (For communication from the Secretary of State related to this document, or if purchasing a copy of the filed document enter the name of a person or company and the mailing address. This information will become public when filed. SEE INSTRUCTIONS BEFORE COMPLETING.)

Name:

Company:

Address:

City/State/Zip: